Exhibit 99.1

Affordable Residential Communities Announces Management Changes

DENVER—(BUSINESS WIRE)—Nov. 1, 2004—Affordable Residential Communities Inc. (NYSE:ARC - News) announced that George McGeeney, President and Chief Operating Officer, has resigned, effective immediately. As part of the changing roles and responsibilities at the Company, the Board of Directors has appointed Scott Jackson, Chairman and Chief Executive Officer, to the additional role of Co-Chief Operating Officer, while Vice Chairman John Sprengle assumed the title of President and Co-Chief Operating Officer (roles they both held for the first six years of the Company’s history) and Lawrence Kreider was promoted to Chief Financial Officer.

Mr. Jackson stated, “I thank George for his service and wish him well in his future endeavors. With John re-joining me in operations, the two of us will continue to spend many hours in our communities, communicating to our employees a clear message on what must be accomplished to satisfy the marketplace, while meeting our customer’s needs and driving our business plan. We look forward to moving ahead to implement our vision of building long term value for our shareholders.”

Third Quarter Conference Call

As previously announced, the Company will release third quarter 2004 financial results after the market close on Thursday November 4, 2004, to be followed by a conference call at 5:00 PM Eastern.

The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing (800) 561-2731 or for international callers by dialing (617) 614-3528.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (http://www.streetevents.com/).

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 286-8010 or (617) 801-6888 for international callers; the password is 80731129. The replay will be available from November 4, 2004, through November 11, 2004 and will be archived on ARC’s website.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. currently owns and operates approximately 70,000 homesites located in 340 communities in 31 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

Private Securities Litigation Reform Act of 1995. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the Company’s growth and expansion into new markets or to integrate acquisitions successfully; and the effect of interest rates as well as other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.